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                                                                     EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the incorporation by reference in this annual report on Form 10-KSB of Medley Credit Acceptance Corp., for the year ended December 31, 1997, to our report dated February 20, 1998, which appears on Page 1 of the annual report to shareholders for the year ended December 31, 1997.




Boca Raton, Florida                           /s/ Daszkal, Bolton & Manela CPAs
Dated June 9, 1998                             Daszkal, Bolton & Manela CPAs